UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on April 11, 2013, Sipnet EU S.R.O., a Czech company, filed a petition for an inter partes review (“IPR”) at the United States Patent and Trademark Office’s Trial and Appeal Board (the “PTAB”) for certain claims of U.S. Patent 6,108,704 (the “’704 Patent”). On October 9, 2014, the PTAB issued an administrative decision that claims 1-7 and 32-42 of the ’704 Patent are unpatentable. Straight Path IP Group, Inc., a subsidiary of Straight Path Communications Inc. (the “Registrant”), disagreed with this finding, and appealed the decision to the United States Court of Appeals for the Federal Circuit (“CAFC”).

On November 25, 2015, the CAFC reversed the PTAB’s cancellation of all challenged claims of the ’704 Patent, rejected PTAB’s claim construction of a key claim term, and remanded the case back to PTAB for further proceedings under the correct construction. The same key claim term is at issue in other IPRs brought by different parties as previously disclosed in the Registrant’s quarterly and annual reports.

There have been anonymous allegations regarding the circumstances under which certain of our spectrum licenses were renewed by the FCC in 2011 and 2012. Although we are conducting an investigation of the matter, we believe that the requirements related to such renewals, including the required showings of substantial service, were met. We expect the investigation to take several months to complete. There are other requirements imposed by FCC rules and regulations on certain licensees, including restrictions on the discontinuation of operations. The preliminary results of our investigation into the renewal allegations indicate that a significant amount of the equipment that had been installed in connection with the substantial service showings is no longer present at the original locations. We have informed the FCC about the status of our investigation. We have arranged for replacement equipment to be procured and deployed, as we continue to prepare to deploy upgraded equipment later in fiscal 2016 for point-to-multipoint (PMP) applications at 39GHz, while pursuing our long-term plans for providing 5G mobility services using our licensed spectrum. The point-to-multipoint equipment is being produced by Cambridge Broadband Networks Ltd., a leader in development of PMP technology. To date, we have invested $1 million to expedite Cambridge’s production of a PMP product for 39 GHz spectrum.

We cannot, at this time, give any assurance as to how the FCC may proceed in this matter. If the FCC were to disagree that we have complied with its rules, it may impose fines and/or additional reporting or operational requirements, revoke or condition our licenses, or take other action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name: Davidi Jonas
Title: Chief Executive Officer

Dated: December 1, 2015

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